UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.
TORTOISE MIDSTREAM ENERGY FUND, INC.
TORTOISE PIPELINE & ENERGY FUND, INC.
TORTOISE ENERGY INDEPENDENCE FUND, INC.
ECOFIN SUSTAINABLE AND SOCIAL IMPACT TERM FUND
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ADDENDUM TO PROXY STATEMENT

This addendum to the combined proxy statement filed July 8, 2024 for the Companies’ 2024 Annual Meeting is being filed to clarify that the non-contested director election for five of the Companies – TYG, TPZ, NTG, TTP and TEAF – qualified as a “routine” matter under applicable NYSE rules, which means brokers or other custodians holding shares in “street name” for the benefit of their customers and clients will have discretion to vote shares for which they have not received specific voting instructions from their clients.  The following disclosures in the proxy statement are revised as reflected below to reflect this clarification.

On page ii, in the section entitled “ANSWERS TO SOME IMPORTANT QUESTIONS” in the forepart of the proxy statement, the fourth Question & Answer sequence in that section is amended and restated to read as follows:

Q.          HOW DOES HOLDING MY SHARES THROUGH A BROKER, INSTEAD OF HOLDING THEM DIRECTLY IN MY OWN NAME, IMPACT THE WAY THAT MY SHARES MAY BE VOTED ON EACH AGENDA ITEM AT THE ANNUAL MEETING UNDER NYSE RULES?

A.          If your shares are owned directly in your name with the Company’s transfer agent, you are considered a registered holder of those shares.  If you are the beneficial owner of shares held by a broker or other custodian, you hold those shares in “street name” and are not a registered stockholder.  Brokers or other custodians holding shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposals before the Annual Meeting.  Under the rules of the NYSE, if you do not give specific voting instructions to your broker, generally your broker will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters.  Pursuant to these NYSE rules, Proposal No. 1 for this year’s Annual Meeting for each Company other than NDP, the election of one director, and Proposal No. 2 for each Company, ratification of the Board’s selection of Ernst & Young LLP, each qualify as a “routine” matter.  Proposal 1 for this year’s Annual Meeting for NDP, the contested election of one director, as well as the other remaining agenda items for this year’s Annual Meeting for each of the Companies, each qualify as a “non-routine” matter.  When the broker exercises its discretion to vote on routine matters in the absence of voting instructions from you, a “broker non-vote” occurs with respect to the non-routine matters since the broker will not have discretion to vote on such non-routine matters.

For a more detailed description of the application of the votes required for approval of each agenda item at the Annual Meeting, and of the impact of abstentions and broker non-votes (if any) on the outcome of each such vote and for purposes of determining the presence of a quorum as required for conducting business at the Annual Meeting, please refer to the information presented under the subheading “Required Vote and Directors’ Recommendation” with respect to each such item.

On page 15 of the proxy statement, the second and third paragraphs appearing under the subheading “Required Vote and Directors’ Recommendation” in Proposal One, are amended and restated to read as follows:

If your shares are owned directly in your name with the Company’s transfer agent, you are considered a registered holder of those shares.  If you are the beneficial owner of shares held by a broker or other custodian, you hold those shares in “street name” and are not a registered stockholder.  Brokers or other custodians holding shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposals before the Annual Meeting.  Under the rules of the New York Stock Exchange (“NYSE”), if you do not give specific voting instructions to your broker, generally your broker will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters.  Pursuant to these NYSE rules, Proposal No. 1 for this year’s Annual Meeting for each Company other than NDP, the election of one director, and Proposal No. 2 for each Company, ratification of the Board’s selection of Ernst & Young LLP, each qualify as a “routine” matter.  Proposal 1 for this year’s Annual Meeting for NDP, the contested election of one director, as well as the other remaining agenda items for this year’s Annual Meeting for each of the Companies, each qualify as a “non-routine” matter.  When the broker exercises its discretion to vote on routine matters in the absence of voting instructions from you, a “broker non-vote” occurs with respect to the non-routine matters since the broker will not have discretion to vote on such non-routine matters.

For Stockholders Other Than NDP Stockholders:  For the purposes of the vote on this proposal, for each Company, abstentions (if any), will not be counted as shares voted and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum required to conduct business at the Annual Meeting.  Since this Proposal 1 for each Company (other than NDP) is considered a “routine matter” under applicable NYSE rules, we do not expect any broker non-votes to occur with respect to Proposal 1 for those Companies.